Exhibit 10.15

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement (this “Amendment”), dated as of February 6, 2023 (the “Effective Date”), is entered into by and among COLLEGIUM PHARMACEUTICAL, INC., a Virginia corporation (as “Borrower”), the Guarantors from time to time party thereto, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of English and Wales (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”).

RECITALS

WHEREAS, Borrower, Guarantors, the Collateral Agent and the Lenders have entered into that certain Amended and Restated Loan Agreement dated as of March 22, 2022 and amended by that certain Consent and First Amendment to Loan Agreement dated as of January 3, 2023 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower requests that the Loan Agreement be amended to allow for the issuance of additional unsecured convertible notes on the terms set forth herein; and

WHEREAS, in accordance with Section 11.5 of the Loan Agreement, Borrower (acting for its own behalf and on behalf of the other Credit Parties), Collateral Agent and the Lenders desire to amend the Loan Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1.Definitions; Interpretation.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.  The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.Amendment to the Loan Agreement.

(a)Section 2.2(c) of the Loan Agreement shall be amended by adding the following sub-clause (iii):

“(iii)Prior to any prepayment, repurchase, redemption or similar action, of the Permitted Convertible Indebtedness in accordance with its terms (the “Convertible Indebtedness Redemption”) which occurs prior to the Term Loan Maturity Date, Borrower shall promptly, and in any event no later than fifteen (15) days prior to the consummation of such Convertible Indebtedness Redemption, notify the Collateral Agent in writing of the expected occurrence of such Convertible Indebtedness Redemption, which notice shall include the date on which Borrower shall (subject to the occurrence of any events expressly set forth therein) prepay in full all of the Term Loans advanced by Lenders under this Agreement and reasonable detail as to the nature, timing and other circumstances of such Convertible Indebtedness Redemption (such notice, a “Convertible Indebtedness Redemption Notice”).  Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, in accordance with the terms of the Term Loan Notes, no later than five (5) days prior to the Convertible Indebtedness Redemption, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans, and (B) any applicable amounts payable with respect to the prepayment under this Section 2.2(c)(iii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4).  The Collateral Agent will promptly notify each Lender of its receipt of the Convertible Indebtedness Redemption Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.  Notwithstanding the foregoing, none of the following shall be deemed to be a Convertible Indebtedness Redemption: (u) any prepayment, repurchase, redemption or similar action of the Permitted Convertible Indebtedness using cash proceeds of any issuance of Permitted Convertible Indebtedness (and any cash proceeds received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives in connection with such prepayment, repurchase, redemption or action), provided, however, that such issuance occurs not more than ninety (90) days preceding such prepayment, repurchase, redemption or action; (v) any prepayment, repurchase, redemption or similar action of the Permitted Convertible Indebtedness using cash proceeds of any issuance of Equity Interests (and any cash proceeds received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives in connection with such prepayment, repurchase, redemption or action), provided, however, that such issuance occurs not more than ninety (90) days preceding such prepayment, repurchase, redemption or action; (w) the conversion by holders of Permitted Convertible Indebtedness (including any cash payment upon conversion) or required payment of any interest with respect to any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture or other documentation governing such Permitted Convertible Indebtedness, (x) cash payments to redeem any Permitted Convertible Indebtedness; provided, however, that the closing price per share of Borrower’s publicly-traded common stock on the Trading Day immediately prior to the day on which Borrower delivers the redemption notice pursuant to the terms of the indenture governing such Permitted Convertible Indebtedness is a least 1.2 times the conversion price of such Permitted Convertible Indebtedness; (y) the exchange of existing Permitted Convertible Indebtedness for (1) new Permitted Convertible Indebtedness  (or the cash proceeds from the issuance of such new Permitted Convertible Indebtedness) to the extent such new Permitted Convertible Indebtedness is permitted to be issued under the terms of this Agreement and to the extent that such new Permitted Convertible Indebtedness bears interest at a rate per annum not to exceed five percent (5.0%) (any such new Permitted Convertible Indebtedness, the “Refinancing Convertible Debt”), (2) Equity Interests, (3) the cash proceeds, if any, received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives entered into in connection with such existing Permitted Convertible Indebtedness, or (4) cash in respect of accrued and unpaid interest on such exchanged existing Permitted Convertible Indebtedness; or (z) the delivery of Equity Interests and cash in lieu of fractional shares or in respect of accrued and unpaid interest to any holder of Permitted Convertible Indebtedness to induce such holder to convert Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness.”

(b)Section 2.2(e) of the Loan Agreement shall be amended by deleting the phrase “Section 2.2(c)(i) or Section 2.2(c)(ii)” and replacing it with “Section 2.2(c)”.

(c)Section 2.2(f) of the Loan Agreement shall be amended by deleting the phrase “Section 2.2(c)(i) or Section 2.2(c)(ii)” and replacing it with “Section 2.2(c)”.

(d)Section 6.8 of the Loan Agreement shall be amended by deleting in its entirety clause (a) and replacing it as follows:

“(a)Pay any dividends or make any distribution or payment on, or redeem, retire or repurchase any of its Equity Interests (collectively, “Restricted Payments”), except, in each case of this Section 6.8, for Permitted Distributions and Permitted Equity Derivatives.”

(e)Section 6.10 of the Loan Agreement shall be amended by deleting Section 6.10 in its entirety and replacing it as follows:

“Subordinated Debt; Permitted Convertible Indebtedness.  Notwithstanding anything to the contrary in this Agreement:

(a)Make or permit any voluntary or optional prepayment or repayment of the outstanding principal amount of any Subordinated Debt other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent;

(b)Make or permit any payment of interest (including accrued and unpaid interest) in cash on or in respect of any Subordinated Debt at any time that a Default or Event of Default shall have occurred and be continuing other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent; or

(c)Amend, restate, supplement or otherwise modify any terms, conditions or other provisions of any Subordinated Debt, or any agreement, instrument or other document relating thereto, in any manner which would contravene in any respect any of the foregoing or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders, in each case except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt, if any, is subject, without the prior written consent of the Collateral Agent (in its sole discretion).

(d)Directly or indirectly make (or exercise any option with respect thereto) any payment, prepayment, repurchase or redemption for cash of any Permitted Convertible Indebtedness, other than to the extent made solely with the proceeds of any issuance of Equity Interests or Permitted Convertible Indebtedness or any cash proceeds received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives in connection with such payment, prepayment, repurchase or redemption, provided, that nothing in this Section 6.10(d) shall prohibit or otherwise restrict (i) scheduled cash interest payments, (ii) required cash payments of accrued but unpaid interest upon repurchase, redemption or exchange thereof, (iii) cash payments in lieu of any fractional share issuable upon conversion thereof, (iv) required cash payments of any amounts due upon the scheduled maturity thereof, (v) the payment of cash consideration in respect of any conversion of Permitted Convertible Indebtedness in accordance with the terms of such Permitted Convertible Indebtedness, (vi) cash payments to redeem any Permitted Convertible Indebtedness in accordance with Section 2.2(c)(iii)(x) (including the proviso therein), (vii) any other cash payments required in connection with a Permitted Transaction or any cash payments made pursuant to, and in accordance with the terms of, a transaction described in Section 2.2(c)(iii)(y)(4) or Section 2.2(c)(iii)(z), or (viii) any ordinary course fees or other expenses in connection therewith.”

(f)Section 7.1 of the Loan Agreement shall be amended by adding the phrase “or Section 2.2(c)(iii)” after each of the two references to “Section 2.2(c)(ii)” therein.

(g)Article 7 of the Loan Agreement shall be amended by adding the following as Section 7.11 thereof:

“7.11Intercreditor Agreement.  A material default or breach occurs under any subordination, intercreditor or other similar agreement with respect to any (x) Permitted Indebtedness that constitutes Subordinated Debt or (y) Permitted Convertible Indebtedness, or any creditor party to any such agreement with the Collateral Agent (or Lenders) and any Credit Party breaches the terms of such agreement in any material respect; provided, that material defaults or breaches for the purposes of this Section 7.11 shall include breaches of payment, enforcement and subordination provisions or restrictions.  For the avoidance of doubt, default or breaches by any Secured Party shall not constitute an Event of Default hereunder.”

(h)The Loan Agreement shall be amended by deleting in its entirety the Collateral Agent’s notice details in Article 9 of the Loan Agreement and replacing them as follows:

“BioPharma Credit Plc

c/o Link Group, Company Matters Ltd.

6th Floor

65 Gresham Street

London EC2V 7NQ

United Kingdom

Attn: Company Secretary

Tel: +44 01 392 477 500

Fax: +44 01 392 438 288

Email: biopharmacreditplc@linkgroup.com.uk

with copies (which shall not constitute notice) to:

Pharmakon Advisors, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email: Pharmakon@pharmakonadvisors.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: +1 (212) 872-8081

Fax: +1 (212) 872-1002”

Email: gsecol@akingump.com”

(i)Section 13.1 of the Loan Agreement shall be amended by adding the following phrase at the end of the definition of “Contingent Obligation:”

“Notwithstanding anything to the contrary in the foregoing, Permitted Equity Derivatives shall not constitute a Contingent Obligation.”

(j)Section 13.1 of the Loan agreement shall be amended by adding the following phrase at the end of the definition of “Hedging Agreement:”

“Notwithstanding anything to the contrary in the foregoing, any Permitted Equity Derivative shall not constitute a Hedging Agreement.”

(k)Section 13.1 of the Loan Agreement shall be amended by deleting the phrase “(including debt securities convertible into Equity Interests)” from clause (d) of the definition of “Indebtedness” and replacing it with “(including debt securities convertible into Equity Interests, including Permitted Convertible Indebtedness)”.

(l)Section 13.1 of the Loan Agreement shall be amended by adding the following phrase at the end of the definition of “Indebtedness:”

“For the avoidance of doubt, “Indebtedness” shall include Permitted Convertible Indebtedness, but shall not include any Permitted Equity Derivative.”

(m)Section 13.1 of the Loan Agreement shall be amended by adding the following as new clause (p) of the definition of “Permitted Distributions” and re-numbering clause (p) of such definition as clause (q) thereof:

“(p)solely in connection with Permitted Convertible Indebtedness (including new Refinancing Convertible Debt exchanged therefor in accordance with Section 2.2(c)(iii)(y)), the Credit Parties or its Subsidiaries may enter into Permitted Equity Derivatives, including the payment of customary premiums which are reasonable in amount (as reasonably determined by the Borrower in good faith) in connection therewith (and may settle, terminate or unwind any (or any portion of) such Permitted Equity Derivatives in connection with any refinancing, repurchase, redemption, early conversion or maturity of such Permitted Convertible Indebtedness); and”

(n)Section 13.1 of the Loan Agreement shall be amended by deleting clause (q) of the definition of “Permitted Investments” in its entirety and replacing it with the following clause (q) and adding the following new clause (r) thereof:

“(q)repurchases or redemptions of Indebtedness not prohibited under Section 6.4 or acquisitions of Permitted Convertible Indebtedness deemed to occur upon conversions of Permitted Convertible Indebtedness pursuant to, and in accordance with the terms of, such Permitted Convertible Indebtedness; and

(r)to the extent constituting an Investment, any Permitted Equity Derivative, including the payment of customary premiums which are reasonable in amount (as reasonably determined in good faith by a Responsible Officer of Borrower) in connection therewith;”

(o)Section 13.1 of the Loan Agreement shall be amended by adding the following as new clause (j) of the definition of “Permitted Transfers” and re-numbering clause (j) of such definition as clause (l) thereof:

“(j)any unwind, settlement or termination of any Permitted Equity Derivative;”

(p)Section 13.1 of the Loan Agreement shall be amended by deleting clause (c) of the definition of “Permitted Indebtedness” in its entirety and replacing it with the following:

“(c)Permitted Convertible Indebtedness not to exceed $275,000,000 in aggregate principal amount outstanding at the time of incurrence thereof; provided that Permitted Convertible Indebtedness will not be deemed to be outstanding, to the extent that in connection with the issuance of any Refinancing Convertible Debt permitted under Section 2.2(c)(iii)(y), the Permitted Convertible Indebtedness to be exchanged therefor is cancelled within five (5) Business Days of the issuance of such Refinancing Convertible Debt;”

(q)Section 13.1 of the Loan Agreement shall be amended by deleting clause (t) of the definition of “Permitted Indebtedness” in its entirety and replacing it with the following:

“(t)subject to the proviso immediately below, extensions, refinancings, modifications, amendments, restatements and, solely in the case of any items of Permitted Indebtedness in clause (b) above or any Permitted Indebtedness constituting notes governed by an indenture, exchanges, of any items of Permitted Indebtedness described in clauses (a) through (s) above, so long as, in each instance, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof) and, solely in the instance of any Subordinated Debt permitted under the definition of “Permitted Indebtedness”, the maturity thereof is not shortened; provided, that in the case of any Indebtedness permitted under clause (c) above, (x) the maturity thereof is not shortened to before the date that is six (6) months following the Term Loan Maturity Date, (y) the aggregate principal amount of such Indebtedness at the time of, and taking into effect, such extension, refinancing, renewal, modification, amendment, restatement or exchange, together with all other Permitted Convertible Indebtedness then-outstanding, does not exceed $275,000,000, provided that Permitted Convertible Indebtedness will not be deemed to be outstanding, to the extent that in connection with the issuance of any Refinancing Convertible Debt permitted under Section 2.2(c)(iii)(y), the Permitted Convertible Indebtedness to be exchanged therefor is cancelled within five (5) Business Days of the issuance of such Refinancing Convertible Debt;, and (z) there is no change to or addition of any direct or indirect obligor with respect thereto unless such new obligor thereto is or shall become a Guarantor hereunder.”

(r)Section 13.1 of the Loan Agreement shall be amended by adding the following phrase at the end of the definition of “Subordinated Debt:”

“Notwithstanding the foregoing, Permitted Convertible Indebtedness shall not constitute Subordinated Debt hereunder.”

(s)Section 13.1 of the Loan Agreement shall be amended by adding the following definitions in alphabetical order:

““Convertible Indebtedness Redemption” is defined in Section 2.2(c)(iii).”

““Convertible Indebtedness Redemption Notice” is defined in Section 2.2(c)(iii).”

““Permitted Convertible Indebtedness” means (x) Indebtedness outstanding under the 2026 Convertible Notes, and (y) Indebtedness of Borrower or any Subsidiary of Borrower that is a Credit Party having a feature which entitles the holder thereof in certain circumstances to convert or exchange all or a portion of such Indebtedness into Equity Interests in Borrower or such Subsidiary (or other securities or property following a merger event or other change of the common stock of Borrower or such Subsidiary), cash or any combination of cash and such Equity Interests (or such other securities or property) based on the market price of such Equity Interests (or such other securities or property); provided, however, that (a) such Indebtedness shall be unsecured, (b) such Indebtedness shall not be guaranteed by any Subsidiary of Borrower, (c) such Indebtedness shall bear interest at a rate per annum not to exceed five percent (5.0%), (d) such Indebtedness shall not include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans, as determined by Borrower in its good faith judgment) that are, taken as a whole, more restrictive on the Credit Parties than the provisions of this Agreement (as determined by Borrower in its good faith judgment), (e) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to occur as a result therefrom (after giving effect to this Agreement), (f) such

Indebtedness shall not (i) mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) be redeemable at the option of the holder thereof, in whole or in part or (iii) provide for the scheduled payment of dividends or distributions (other than scheduled cash interest payments) in cash, in each case of the foregoing sub-clauses (i), (ii) and (iii), earlier than six (6) months after the Term Loan Maturity Date (it being understood, for the avoidance of doubt, that (w) a redemption right of Borrower or such Subsidiary in respect of such Indebtedness, (x) conversion rights of holders in respect of such Indebtedness, (y) acceleration rights of holders of such Indebtedness upon the occurrence of an event of default specified in the agreement governing such Indebtedness and (z) the obligation to pay customary amounts to holders of such Indebtedness in connection with a “change of control” or “fundamental change”, in each case, shall not be considered in connection with the determination of scheduled maturity date for purposes of this clause (f)); (g) immediately after giving effect to the creation, incurrence or assumption of any such Indebtedness (and any prepayment, repurchase or redemption of any existing Permitted Convertible Indebtedness using cash proceeds of the issuance of such Indebtedness (and any cash proceeds received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivatives in connection with such prepayment, repurchase or redemption)), the aggregate principal amount of all Permitted Convertible Indebtedness then-outstanding shall not exceed $275,000,000, provided that Permitted Convertible Indebtedness will not be deemed to be outstanding, to the extent that in connection with the issuance of any Refinancing Convertible Debt permitted under Section 2.2(c)(iii)(y), the Permitted Convertible Indebtedness to be exchanged therefor is cancelled within five (5) Business Days of the issuance of such Refinancing Convertible Debt; and (h) Borrower shall have delivered to the Collateral Agent a certificate of a Responsible Officer of Borrower certifying as to the foregoing clauses (a) through (g) above with respect to any such Indebtedness.”

““Permitted Equity Derivative” means any call or capped option (or substantively equivalent equity derivative transaction) or call spread transaction relating to the Equity Interests of Borrower or any other Credit Party purchased by Borrower or such Credit Party in connection with the issuance of Permitted Convertible Indebtedness (including new Refinancing Convertible Debt exchanged therefor in accordance with Section 2.2(c)(iii)(y)) by Borrower or such other Credit Party, provided, that the purchase price for such call or capped option does not exceed the net cash proceeds received by Borrower or such other Credit Party from the issuance of such Permitted Convertible Indebtedness (including such Refinancing Convertible Debt).”

““Permitted Transactions” means the transactions described in sub-clauses (w), (x), (y) and (z) of Section 2.2(c)(iii) hereof."

““Trading Day” means a day on which exchanges in the United States are open for the buying and selling of securities.”

SECTION 3.Representations and Warranties; Reaffirmation.

(a)Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:

(i)Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.

(ii)This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

(iii)The execution, delivery and performance by Borrower of this Amendment have been duly authorized and do not and will not: (A) conflict with any of such Person’s Operating Documents, (B) contravene, conflict with, constitute a default under or violate any material Requirements of Law, (C) contravene, conflict, result in any breach of, or require any payment to be made under any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or affecting such Person or the assets or properties of such Person or any of its Subsidiaries, or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of its or their respective properties or assets may be bound, (D) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), (E) constitute a material breach of or a material default or an event of default (or the equivalent thereof, however described) under, or could be reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of such Person’s or any Subsidiary’s obligations under any Material Contract or (F) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including such Person’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Effective Date and are in full force and effect).

(iv)Both before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

(b)Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein.  By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 4.References to and Effect on Loan Agreement.  Except as specifically set forth herein, this Amendment shall not modify or in any way or affect any of the terms, conditions, covenants, representations and warranties contained in the Loan Agreement, or any of the rights of the Lenders and the Collateral Agent therein, which shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future breaches, violations or defaults of or under any provisions of the Loan Agreement nor constitute a novation of any of the Obligations under the Loan Agreement, (ii) amend, modify or operate as a waiver of any provision of the Loan

Agreement or any right, power or remedy of any Lender or the Collateral Agent, or (iii) constitute a course of dealing or other basis for altering the Loan Agreement or any other Loan Document.  Except as set forth herein, each of the Lenders and the Collateral Agent reserves all of its rights, powers, and remedies under the Loan Documents and Requirements of Law.

SECTION 5.Governing Law; Venue; Jury Trial Waiver.  This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Section 10 (Choice of Law, Venue and Jury Trial Waiver) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this Amendment.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

COLLEGIUM PHARMACEUTICAL INC.,
as Borrower

By:	/s/ Joseph Ciaffoni

Name: Joseph Ciaffoni

Title: President and Chief Executive Officer

COLLEGIUM SECURITIES CORPORATION,
as an additional Credit Party

By:	/s/ Joseph Ciaffoni

Name: Joseph Ciaffoni

Title: President

[Signature Page to Second Amendment to Loan Agreement]

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BPCR LIMITED PARTNERSHIP,
as a Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as a Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member

[Signature Page to Second Amendment to Loan Agreement]